                                                                    EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is entered into as of July 23, 2001 by and between FIRST NORTHERN BANK OF DIXON, a California banking corporation (the "Bank"), and Owen J. Onsum (the "Executive").

                                   RECITAL:

         The parties desire to set forth the terms of Executive's employment with the Bank.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.  Employment.  The Bank hereby employs Executive and Executive
             ----------
hereby accepts employment during the Term of Employment upon the terms and conditions herein set forth.

         2.  Term of Employment. The Bank agrees to continue Executive's
             ------------------
employment, and Executive agrees to remain in employment with the Bank, from January 1, 2001 (the "Commencement Date") until the earliest of (i) December 31, 2003 or (ii) the date on which Executive's employment with the Bank terminates pursuant to Section 7(a), (b), (c), (d), (e) or (f), as applicable (the "Term of Employment"), provided that the terms and conditions of this Agreement and the Term of Employment shall automatically extend for consecutive three-year periods, on and after December 31, 2003, unless either Executive or the Bank notifies the other in writing at least six months before the end of the then current term that, for any reason, the Executive or the Bank has elected not to extend the term.

         3.  Duties. Executive is employed as President and Chief Executive
             ------
Officer of the Bank and, under the direction of the Board of Directors, shall perform and discharge well and faithfully the duties that may be assigned from time to time by the Board of Directors in connection with the conduct of the Bank's business.

         4.  Extent of Services. Executive shall devote Executive's entire
             ------------------
business time, attention, and energies to the business of the Bank during the term of Executive's employment with the Bank. The foregoing however, shall not preclude Executive from engaging in appropriate civic, charitable, or religious activities or from devoting a reasonable amount of time to private investments or from serving on boards of directors of other entities, as long as such activities and services do not interfere or conflict with responsibilities to the Bank.

         5.  Compensation.
             ------------

         (a) Salary. During the Term of Employment, the Bank shall pay Executive
             ------
a base salary at the annual rate of $205,020.00 payable in accordance with the standard payroll procedures of the Bank but not less than one time monthly. Executive's base salary shall be adjusted annually effective on January 1 of each year to reflect such changes as the Board of Directors of the Bank determines appropriate, based on Executive's performance for the most recent performance period.

         (b) Incentive Programs. During the Term of Employment, Executive shall
             ------------------
be entitled to participate in any annual and long-term incentive programs adopted by the Bank and which cover employees in positions comparable to that of Executive.

         (c) Expenses. Executive shall be entitled to prompt reimbursement of
             --------
all reasonable business expenses incurred in the performance of Executive's duties during the Term of Employment, subject to the presentment of appropriate vouchers and receipts in accordance with the Bank's policies.

         6.  Employee Benefits. During the Term of Employment, Executive shall
             -----------------
be entitled to participate in employee benefit plans or programs of the Bank, if any, to the extent that the Executive's position, tenure, salary, age, health, and other qualifications make Executive eligible to participate, subject to the rules and regulations applicable thereto.

         7.  Termination.  Notwithstanding the provisions of Sections 2 hereof,
             -----------
the Term of Employment and Executive's employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

         (a) Death.  The Term of Employment shall terminate upon Executive's
             -----
death.

         (b) Disability. The Term of Employment shall terminate three (3) months
             ----------
after the Bank gives Executive written notice that it intends to terminate executive's employment on account of Disability or on such later date as the Bank specifies in such notice. If Executive resumes the performance of substantially all duties under this Agreement before the termination becomes effective, the notice of intent to terminate shall be deemed to have been revoked.

         (c) Voluntary Termination. Executive may terminate employment with the
             ---------------------
Bank at any time by giving the Bank three (3) months' written notice thereof. The Term of Employment shall end on the earlier of the last day of the notice period or the last day on which Executive performs services for the Bank.

         (d) Termination for Good Reason. Executive may terminate employment
             ---------------------------
with the Bank for Good Reason by giving the Bank thirty (30) days' notice of its alleged breach, including the basis upon which Executive believes the alleged breach constitutes Good Reason and a statement of the Executive's intent to terminate employment on such basis. If the Bank cures its breach within the thirty (30) day period following receipt of such notice, Executive shall either rescind Executive's notice of intent to terminate and continue employment, or terminate employment under Section 8 (c) hereof in which case the Executive's notice of breach hereunder shall be deemed to satisfy the notice requirement provided for under Section 8 (c) hereof. If the Bank fails to cure its breach within the thirty (30) day period following receipt of such notice or Executive decides to terminate employment as provided in the final clause of Section 8 (c) hereof, the Term of Employment shall end on the last day of the 30-day period following receipt of such notice.

         (e) Involuntary Termination. Executive acknowledges and agrees that
             -----------------------
Executive's employment is at will. The Bank reserves the right to terminate Executive's employment at any time whatsoever with or without cause by giving thirty (30) days' written notice to Executive thereof. The Term of Employment shall terminate on the last day of the notice period, but the Bank may require Executive to cease performing services at any time after such notice is given.

         (f) Involuntary Termination for Cause. The Bank reserves the right to
             ---------------------------------
terminate Executive's employment for Cause. The Bank shall give Executive written notice of the termination and the reasons therefore. The Term of Employment shall terminate immediately upon receipt of the notice.

         8.  Benefits on Termination of Employment.  If Executive's employment
             -------------------------------------
is terminated during the Term of Employment, the Executive shall be entitled to receive payments and benefits as follows:

        (a) Death; Disability; Voluntary Termination; Termination for Cause.
            ---------------------------------------------------------------

            (i)  If employment is terminated under Section 7(a), (b), (c), or
                 (f) hereof, Executive shall receive:

                 (1) base salary through the date the Term of Employment ends,

                 (2) any incentive compensation earned but not yet paid,

                 (3) whatever rights may be specified in Stock Option Agreements with the Executive executed pursuant to the First Northern Community Bancorp Stock Option Plan,

                 (4) whatever rights may be specified in Salary Continuation
                     Agreement with the Executive executed pursuant to the First Northern Bank of Dixon Salary Continuation Agreement/Split Dollar Agreement, and

                 (5) reimbursement of expenses incurred under Section 5(c)
                     hereof but not yet reimbursed.

            (ii) Except as provided in this Section 8(a) or required by law, all of Executive's employee benefits and compensation shall cease on the last day on which the Executive performs services as an employee of the Bank.

        (b) Change of Control.
            -----------------

            (i) If, within two years following a Change of Control, Executive's employment is terminated under the provisions of Section 7(d) or (e) hereof or as a result of the Bank's election not to extend this Agreement and the Term of Employment pursuant to Section 2 hereof, Executive shall receive:

                (1) 250% of the sum of (i) Executive's annual base salary under
        Section 5(a) hereof as in effect on the date the Term of Employment ends and (ii) the average of the annual bonuses awarded to Executive by the Bank for the most recent three consecutive years prior to the date the Term of Employment ends,

                (2)   any incentive compensation earned but not yet paid, and

                (3) any expenses incurred under Section 5(c) hereof but not yet reimbursed.

                (4)   outplacement assistance.

          (ii) The payment to which Executive is entitled pursuant to Section 8(b)(i)(1) hereof shall be paid in a single installment within forty-five
    (45) days of termination with no percent value or other discount or, at Executive's option, on a deferred basis with no premium.

          (iii) During the 24-month period commencing on the date the Executive's Term of Employment ends under Section 7(d) or (e) hereof, Executive (and, where applicable, Executive's dependents) shall be entitled to continue participation in the group insurance plans maintained by the Bank, including life, disability and health insurance programs, as if Executive were still an employee of the Bank. Where applicable, Executive's salary for purposes of such plans shall be deemed to be equal to Executive's annual salary in effect immediately prior to termination. To the extent that the Bank finds it not feasible to obtain coverage for Executive under its group insurance policies during such 24-month period, the Bank shall provide Executive with individual policies which offer at least the same level of coverage and which impose not more than the same costs on Executive. The foregoing notwithstanding, in the event that Executive becomes eligible for comparable group insurance coverage in connection with new employment, the coverage provided by the Bank under this Section 8(b)(iii) shall terminate immediately. Any group health continuation coverage that the Bank is required to offer under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") shall commence when coverage under this Section 8(b)(iii) terminates.

          (iv) (1) Notwithstanding any other provision of this Agreement, except as set forth below, in the event it shall be determined that any payment or distribution by the Bank to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section iv) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (2) (a) Subject to the provisions of Section iv (3), all determinations required to be made under Section iv including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by or such other nationally recognized certified public accounting firm as may be designated by the Bank (the "Accounting Firm") which shall provide detailed supporting calculations both to the Bank and the Executive within 15 business days after the Accounting Firm has been advised that a Payment was made, or such earlier time as is requested by the Bank. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Bank shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall than be referred to as the Accounting Firm hereunder). All reasonable fees and expenses of the Accounting Firm shall be borne solely by the Bank. Any Gross-Up Payment, as determined pursuant to Section iv shall be paid by the Bank to the Executive promptly following receipt of the Accounting Firm's determination, unless the Bank requests further calculations. Any determination made by the Accounting Firm shall be binding upon the Bank and the Executive, although either party may challenge such a determination through a legal proceeding. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Bank, should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Bank exhausts its remedies pursuant to
    Section iv (3) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Bank to or for the benefit of the Executive.

                (b) To the extent the Bank overpays any Excise Tax or Gross-Up Payment, the Executive agrees that such overpayment(s) will be immediately returned to the Bank by the Executive. As a condition to receipt of a Gross-Up Payment or Excise Tax Payment, the Executive consents to jurisdiction and venue in California in an action by Bank to recover any overpayments. The Executive also agrees to provide Bank all financial information and data, including tax information, reasonably requested by Bank to calculate such overpayments. The Executive agrees that the Executive shall not be entitled to delay or avoid repayment of overpayments (a) based on other types of tax disputes the Executive may have with tax authorities, (b) based on a change in the residence of the Executive following receipt of a Gross-Up Payment or Excise Tax Payment, (c) based on any claim or claims by the Executive against Bank for additional sums or benefits, or (d) based on any claim or claims for offset by the Executive against Bank.

          (3) The Executive shall notify the Bank in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Bank of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Bank of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Bank (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Bank notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

              (a) give the Bank any information reasonably requested by the Bank relating to such claim,

              (b) take such action in connection with contesting such claim as the Bank shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Bank,

              (c) cooperate with the Bank in good faith in order to effectively contest such claim, and

              (d) permit the Bank to participate in any proceedings relating to such claim;

    provided, however, that the Bank shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section iv (3), the Bank shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Bank shall determine; provided, however, that if the Bank directs the Executive to pay such claim and sue for a refund, the Bank shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Bank's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

              (4) If, after the receipt by the Executive of an amount advanced by the Bank pursuant to Section iv (3), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Bank's complying with the requirements of Section iv (3)) promptly pay to the Bank the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Bank pursuant to Section iv
    (3), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Bank does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after Bank's receipt of such determination, then such advance shall be forgiven and shall offset, to the extent thereof, the amount of Gross-Up payment required to be paid.

           (v) Except as provided in this Section 8(b) or required by law, all of Executive's employee benefits and compensation shall cease on the last day on which he performs services as an employee of the Bank.

           (vi) Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 8(b) (whether by seeking new employment or otherwise) and no such payment or benefit shall be reduced by earnings that Executive may receive from any other source.

           (vii) In the event of a Change in Control of the Bank during the period Executive remains in Service, all of the Shares which are unvested as of the effective date of such Change in Control shall immediately become vested. For the purposes hereof, a "Change in Control" shall have the meaning set forth in Section 2(b) of the First Northern Community Bancorp 2000 Stock Option Plan.

           (viii) If employment is terminated due to a Change in Control of the Bank the Executive shall receive whatever rights maybe specified pursuant to the First Northern Bank of Dixon Salary Continuation Agreement/Split Dollar Agreement.

         (c)   Involuntary Termination; Termination for Good Reason.
               ----------------------------------------------------

            (i) If Executive's employment is terminated under the provisions of Section 7(d) or (e) hereof and such termination is not within two years following a Change of Control, Executive shall receive:

                   (1) 150% of the sum of (i) Executive's annual base salary under Section 5(a) hereof as in effect on the date the Term of Employment ends and (ii) the average of the annual bonuses awarded to Executive by the Bank for the three most recent consecutive years prior to the date the Term of Employment ends,

                   (2) any incentive compensation earned but not yet paid,

                   (3) whatever rights may be specified in Stock Option
                       Agreements with the Executive executed pursuant to the First Northern Community Bancorp Stock Option Plan. It being understood that the definition of Change of Control set forth in such Stock Option Agreement may differ from that set forth herein,

                   (4) whatever rights may be specified in Salary Continuation
                       Agreement with the Executive executed pursuant to the First Northern Bank of Dixon Salary Continuation Agreement/Split Dollar Agreement, and

                   (5) reimbursement of expenses incurred under Section 5(c)
                       hereof but not yet reimbursed.

            (ii) During the 18-month period commencing upon a termination of employment under Section 7(d) or (e) hereof, Executive (and, where applicable, Executive's dependents) shall be entitled to continue participation in the group insurance plans maintained by the Bank, including life, disability and health insurance programs, as if Executive were still an employee of the Bank. Where applicable, Executive's salary for purposes of such plans shall be deemed to be equal to Executive's annual base salary as in effect on the date the Term of Employment ends. To the extent that the Bank finds it not feasible to obtain coverage for Executive under its group insurance policies during such 18-month period, the Bank shall provide Executive with individual policies which offer at least the same level of coverage and which impose not more than the same costs on the Executive. The foregoing notwithstanding, in the event that Executive becomes eligible for comparable group insurance coverage in connection with new employment, the coverage provided by the Bank under Section 6(f) shall terminate immediately. Any group health continuation coverage that the Bank is required to offer under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") shall commence when coverage under this Section 8(c)(ii) terminates.

            (iii) Except as provided in this Section 8(c) or required by law, all of Executive's employee benefits and compensation shall cease on the last day on which Executive performs services as an employee of the Bank.

             (iv) Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 8(c) (whether by seeking new employment or otherwise) and no such payment or benefit shall be reduced by earnings that Executive may receive from any other source.

         9.   Definition of Terms.  The following terms used in this Agreement
              -------------------
when capitalized have the following meanings:

         (a)   "Board of Directors"  means the Bank's board of directors.
                ------------------

         (b)   "Cause"  means that Executive has:
                -----

               (i) willfully breached or habitually neglected or breached the duties which the Executive was required to perform under the terms of this Agreement or the policies of the Bank or

               (ii) committed act(s) of dishonesty, theft, embezzlement, fraud, misrepresentation, or other act(s) of moral turpitude against the Bank, its subsidiaries or affiliates, its shareholders, or its employees or which adversely impact the interest of the Bank.

         (c) "Change of Control" means a change of control of the Bank of a
              -----------------
nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Bank is then subject to such reporting requirement; provided, however, that without limitation, such a Change of Control shall be deemed to have occurred if:

             (i) any person or group (as such terms are used in connection with Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Act), directly or indirectly, of securities of the Bank representing 20% or more of the combined voting power of the Bank's then outstanding securities;

              (ii) the Bank is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or

              (iii) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Bank's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

Notwithstanding the foregoing provisions of this Section 9(c), a "Change of Control" will not be deemed to have occurred solely because of the acquisition of securities of the Bank (or any reporting requirement under the Act relating thereto) by an employee benefit plan maintained by the Bank for its employees.

         (d) "Disability" means that Executive has been unable to perform the
              ----------
essential functions of Executive's job under this Agreement, with or without reasonable accommodation, for a period of three (3) consecutive months as the result of Executive's incapacity due to physical or mental illness.

         (e) "Good Reason" means any of (i) a material reduction in Executive's
              -----------
compensation under Section 5 hereof or benefits under Section 7 hereof, (ii) a material reduction in the Executive's title or responsibilities, (iii) a relocation of Executive's principal office so that Executive's one-way commute distance from Executive's residence is increased by more than forty (40) miles or (iv) failure of the Bank's successor to assume and perform this Agreement as contemplated by Section 14(a) hereof.

         10. Non-Competition Clause. In addition to Executive's obligations as
             ----------------------
an executive and whether or not Executive remains an executive of the Bank, Executive agrees that during the period beginning on the Commencement Date and ending upon termination of employment with the Bank, however caused, the Executive will not, without the prior written consent of the Bank, engage, directly or indirectly, in any business that competes with the Bank for customers or prospective customers of the Bank.

         11. Locations of Performance.  Executive's services shall be performed
             ------------------------
primarily in Solano, Yolo and Sacramento Counties, California. The parties acknowledge, however, that Executive may be required to travel in connection with the performance of Executive's duties hereunder.

         12.   Proprietary Information.
               -----------------------

          (a) Executive agrees to comply fully with the Bank's policies relating to non-disclosure of the Bank's trade secrets and proprietary information and processes, including information regarding the Bank's customers and prospective customers. Without limiting the generality of the foregoing, Executive will not, during the term of Executive's employment by the Bank, disclose any such secrets, information, or processes to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall Executive make use of any such property for Executive's own purposes or for the benefit of any person, firm, corporation, or other entity (except the Bank) under any circumstances during or after the term of Executive's employment, provided that after the term of Executive's employment, this provision shall not apply to secrets, information, and processes that are then in the public domain (provided that Executive was not responsible, directly or indirectly, for such secrets, information, or processes entering the public domain without the Bank's consent).

          (b) Executive hereby sells, transfers, and assigns to the Bank all of the entire right, title, and interest of Executive in and to all inventions, ideas, disclosures, and improvements, whether patented or unpatented, and copyrightable material, to the extent made or conceived by Executive, solely or jointly, during the term of this Agreement, except to the extent prohibited by
Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit A. Executive shall communicate promptly and disclose to the Bank, in such form as the Bank requests, all information, details, and data pertaining to the aforementioned inventions, ideas, disclosures, and improvements; and, whether during the term hereof or thereafter, Executive shall execute and deliver to the Bank such formal transfers and assignments and such other papers and documents as may be required of Executive to permit the Bank to file and prosecute any patent applications relating to such inventions, ideas, disclosures, and improvements and, as to copyrightable material, to obtain copyright thereon.

          (c) Trade secrets, proprietary information, and processes shall not be deemed to include information which is:

              (i)   known to Executive at the time of the disclosure;

              (ii) publicly known (or becomes publicly known) without the fault or negligence of Executive;

              (iii) received from a third party without restriction and without breach of this Agreement;

              (iv)   approved for release by written authorization of the Bank;
         or

              (v) required to be disclosed by law; provided, however, that in the event of a proposed disclosure pursuant to this subsection 12(c)(v), the recipient shall give the Bank prior written notice before such disclosure is made.

         (d) Executive agrees that in the event that Executive's employment terminates for any reason, Executive shall promptly deliver to the Bank all property belonging to the Bank, including all documents and materials of any nature pertaining to Executive's employment with the Bank.

         13. Employment Taxes.  All payments made pursuant to this Agreement
             ----------------
 shall be subject to withholding of applicable taxes.

         14. Successors.
             ----------

         (a) Bank's Successors. The Bank shall require any successor to all or
             -----------------
substantially all of the Bank's business and/or assets and liabilities (whether by purchase, merger, consolidation, reorganization, liquidation or otherwise) to assume and expressly agree to perform this Agreement in the same manner and to the same extent as the Bank would be required to perform if there were no succession. The Bank's failure to obtain an assumption agreement in form and substance reasonably acceptable to Executive by the effective date of such succession shall constitute a breach of the Bank's obligations to Executive under this Agreement as of the effective date of such succession and shall entitle Executive to all of the payments and other benefits described in Section 8(b) hereof.

         (b) Executive's Successors. This Agreement and all rights of the
             ----------------------
Executive hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, it being agreed by Executive that Executive cannot assign or make subject to an option any of Executive's rights, including rights to payments and benefits, under this Agreement.

         15. Notices. Any notice required or permitted to be given under this
             -------
Agreement shall be sufficient if in writing and sent by registered mail to Executive at Executive's residence maintained on the Bank's records, or to the Bank at its executive offices, or such other addresses as either party shall notify the other in accordance with the above procedure.

          16. Force Majeure. Neither party shall be liable to the other for any
              -------------
delay or failure to perform hereunder, which delay or failure is due to causes beyond the control of said party, including, but not limited to: acts of God; acts of the public enemy; acts of the United States of America, or any State, territory, or political subdivision thereto or of the District of Columbia; fires; floods; epidemics; quarantine restrictions; strikes; or freight embargoes. Notwithstanding, the foregoing provisions of this Section 16, in every case the delay or failure to perform must be beyond the control and without the fault or negligence of the party claiming excusable delay.

         17. Integration. This Agreement and any attachments, schedules, and
             -----------
exhibits hereto represent the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior or contemporaneous agreements, whether written or oral regarding Executive's employment at the Bank and all rights, privileges and benefits related thereto. Without limiting the generality of the foregoing, Executive acknowledges and agrees that effective on the Commencement Date, the terms and conditions of this Agreement will supplant any different terms and conditions that previously existed or governed Executive's employment with the Bank. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

         18. Waiver. Failure or delay on the part of either party hereto to
             ------
enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party of a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

         19. Savings Clause. If any term, covenant, or condition of this
             --------------
Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

          20. Authority to Contract. The Bank warrants and represents that it
              ---------------------
has full authority to enter into this Agreement and to consummate the transactions contemplated hereby and that this Agreement is not in conflict with any other agreement to which the Bank is a party or by which it may be bound. The Bank further warrants and represents that the individuals executing this Agreement on behalf of the Bank have the full power and authority to bind the Bank to the terms hereof and have been authorized to do so in accordance with the Bank's corporate organization.

         21.   Dispute Resolution.
               ------------------

         (a) Any controversy or claim between Bank and Executive arising from or relating to this Agreement or any agreement or instrument delivered under or in connection with this Agreement, including any alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, shall, at the option of Executive or Bank, be submitted to arbitration, using either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Services, Inc. ("JAMS") in accordance with the rules of either JAMS or AAA (at the option of the party initiating the arbitration) and Title 9 of the U.S. Code. All statutes of limitations or any waivers contained herein which would otherwise be applicable shall apply to any arbitration proceeding under this Section 21(a). The parties agree that related arbitration proceedings may be consolidated. The arbitrator shall prepare written reasons for the award. Judgment upon the award rendered may be entered in any court having jurisdiction.

         (b) No provision of, or the exercise of any rights under, Section 21(a) hereof shall limit the right of any party to exercise self help remedies or to obtain provisional or ancillary remedies, such as injunctive relief from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration.

         (c) If any arbitration, legal action or other proceeding is brought for the enforcement of this Agreement or any agreement or instrument delivered under or in connection with this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         22. Remedies. In the event of a breach by Executive of Sections 10 or
             --------
12 of this Agreement, in addition to other remedies provided by applicable law, the Bank will be entitled to issuance of a temporary restraining order or preliminary injunction enforcing its rights under such Sections.

         23.   Governing Law.  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of California.

          24. Counterparts. This Agreement may be executed in counterparts, each
              ------------
of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         25. Advice of Counsel. Before signing this Agreement, Executive either
             -----------------
(i) consulted with and obtained advice from Executive's independent legal counsel in respect to the legal nature and operation of this Agreement, including its impact on executive's rights, privileges and obligations, or (ii) freely and voluntarily decided not to have the benefit of such consultation and advice with legal counsel.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day herein first above written.


                                                  FIRST NORTHERN BANK OF DIXON


                                                  _____________________________
                                                  Diane P. Hamlyn,
                                                  Chairman of the Board of
                                                  Directors


                                                  EXECUTIVE


                                                  _____________________________
                                                  Owen J. Onsum,
                                                  President & Chief Executive
                                                  Officer

                                   EXHIBIT A
                                   ---------

                      CALIFORNIA LABOR CODE SECTION 2870


Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either;

     (i) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

     (ii) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.